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                                  EXHIBIT 10.33

                             SPLIT DOLLAR AGREEMENT

         This Agreement, made on June 1, 1999, by and between Roto-Rooter Services Company ("the Corporation"), an Iowa corporation with offices at 2500 Chemed Center, 255 E. Fifth Street, Cincinnati, Ohio 45202 and Spencer S. Lee (the "Employee"), who is an employee of the Corporation.

         1.   PREMISES

                  1.1 The Employee is a valuable employee of the Corporation. He/she wishes to provide adequate protection for his/her family by insuring his/her life. The Corporation will assist the Employee in providing this insurance coverage by payment of part of the premiums under a split dollar arrangement, whereby the Employee will be the owner of a life insurance policy which will be collaterally assigned to the Corporation as security for amounts the Corporation will contribute for the premium payments.

         2.   APPLICATION FOR INSURANCE

                  2.1 The Employee has applied to Phoenix Home Life Mutual Insurance Company for an Executive Equity Life Insurance Plan on the life of the Employee for $1,600,000 ("Policy").

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         3.  POLICY OWNERSHIP

                  3.1 The Employee shall own the Policy and may exercise all rights of ownership with respect to it, subject only to the security interest of the Corporation as expressed in this Agreement and the collateral assignment of the Policy to the Corporation.

         4.  PAYMENT OF PREMIUMS

                  4.1 On or before the due date of each annual premium on the Policy, the Corporation will pay to Phoenix Home Life Mutual Insurance Company an amount equal to the greater of 80 percent of the annual premium or the annual premium less the economic benefit cost received by the Employee (as measured by the Phoenix Home Life term insurance rates) for the portion of the insurance which the beneficiary or beneficiaries named by the Employee or their transferee would be entitled to receive if the Employee died during the policy year for which the annual premium is paid.

                  4.2 On or before the due date of each annual premium on the Policy, the Corporation will pay to Phoenix Home Life Mutual Insurance Company,


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                  on behalf of the Employee, the remainder of the annual
                  premium. This payment will constitute compensation to the Employee in the form of a bonus and will be considered paid by the Employee for purposes of the Assignment (as defined in Article 5).

                  4.3 These premium advances by the Corporation shall apply specifically to annual premiums due under the Policy up to the Employee's age of 65. However, additional premium advances may be made by mutual agreement of the parties.

         5.   ASSIGNMENT OF POLICY

                  5.1 The Employee shall collaterally assign the Policy to the Corporation so as to reflect the respective interests of the parties under this Agreement, said collateral assignment ("Assignment") having been executed by the parties on the date of this Split Dollar Agreement, and thus made a part of such Policy and this Agreement.

         6.   USE OF DIVIDENDS

                  6.1 The dividends declared by Phoenix Home Life Mutual Insurance Company on the Policy will be


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                  used to purchase Option Term with the balance used to purchase paid-up insurance.

                  6.2 The dividend option which is specified in paragraph 6.1 of this Article will not be terminated or changed without a conforming amendment to this Agreement and unless such change is done in accordance with the provisions of Part D "Joint Rights" section of the Assignment.

         7.   SURRENDER OF POLICY

                  7.1 The Employee shall have the sole and exclusive right to surrender the Policy.

                  7.2 If the Policy is surrendered, the Employee shall direct the insurance company in writing to draw a check payable to the Corporation in an amount equal to the "Assignee's Cash Value Rights", as defined within the provisions of Part A "Definitions" section of the Assignment.

                  7.3 If there is a delay in the surrender of the Policy by either party to this Agreement, and if such delay results in diminished policy values being available to either party, neither party to this Agreement shall hold the insurance


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                  company liable for such diminution in Policy values.

         8.   DEATH CLAIMS

                  8.1 Upon the death of the Employee, the Corporation shall have an interest in the proceeds of the Policy equal to the "Assignee's Death Benefit Share", as defined within the provisions of Part A "Definitions" section of the Assignment. The balance of proceeds remaining shall be paid directly by the insurance company to the beneficiary or beneficiaries designated in the Policy.

         9.   TERMINATION OF AGREEMENT

                  9.1 This Agreement shall terminate upon surrender of the Policy by the Employee or upon thirty (30) days' written notice of termination given by either party to the other by registered mail at the party's last known address.

                  9.2 Prior to termination of this Agreement, the Employee shall direct the insurance company in writing to draw a check payable to the Corporation for an amount equal to the "Assignee's Cash Value Interest", as defined within the provisions of Part A "Definitions"


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                  section of the Assignment. Upon receipt of this amount, the
                  Corporation shall release the security interest of the Corporation expressed in this Agreement and the Assignment.

         10.  SPECIAL PROVISIONS

                  The following provisions are part of this Plan and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

                  10.01 -  The named fiduciary: The Secretary of the Company

                  10.02 - The funding policy under this Plan is that all premiums on the Policy be remitted to the Insurer when due.

                  10.03 - Direct payment by the Insurer is the basis of payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums as provided in the Plan.

                  10.04 - For claims procedure purposes, the "Claims Manager" shall be the Secretary of the Company.


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                           (a)      If for any reason a claim for benefits under
                                    this Plan is denied by the Company, the
                                    Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                                    (1)      The claimant's claim shall be
                                             deemed filed when presented orally
                                             or in writing to the Claims
                                             Manager.


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                                    (2)      The Claims Manager's explanation
                                             shall be in writing delivered to
                                             the claimant within 90 days of the
                                             date the claim is filed.

                           (b) The claimant shall have 60 days following his/her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his/her representative may submit pertinent documents and written issues and comments.

                           (c) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of his/her claim. The decision on review shall be in writing and shall include


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                                    specific reasons for the decision written in
                                    a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claims shall be deemed denied on review.

         11.  AMENDMENT AND BINDING EFFECT

                  11.1 This embodies all agreements by the parties made with respect to the Policy. The Agreement shall not be modified or amended except by a writing signed by the parties. The Agreement shall be binding upon the parties, their heirs, legal representatives, successors and assigns.

         12.  GOVERNING LAW

                  12.1 This Agreement shall be subject to and shall be construed under the laws of the State of Ohio.


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         Executed by the parties at Cincinnati, Ohio, as of June 1, 1999.

                                       ROTO-ROOTER SERVICES COMPANY

                                       By: /s/ Naomi C. Dallob, Secretary
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Witness                                   Signature, Corporate Title


                                       By: /s/ Spencer S. Lee
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Witness                                   Employee/Insured


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